                                                                    EXHIBIT 10.7

 Pages where confidential treatment has been requested are marked "Confidential Treatment Requested." The redacted material has been separately filed with the
    Commission, and the appropriate place and in the margin with a star (*).

                         RAW PRODUCT GATHERING AGREEMENT

        THIS RAW PRODUCT GATHERING AGREEMENT ("AGREEMENT") is made and entered into as of the 1st day of January, 2002, by and between DYNEGY LIQUIDS MARKETING AND TRADE, a general partnership, hereinafter referred to as "DLMT", and DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP, a Delaware limited partnership, hereinafter referred to as "Dynegy", sometimes also referred to individually as a "Party" and collectively as the "Parties." All capitalized terms used in this Agreement, including in the recitals immediately below, shall have the meanings ascribed to them in this Agreement unless reference is expressly made otherwise.

                                   WITNESSETH:

        WHEREAS, DLMT owns and/or controls or in the future may own and/or control certain volumes of Raw Product, as hereinafter defined, produced from various gas processing plants; and,

        WHEREAS, DLMT desires to have said Raw Product received and gathered by Dynegy through its Raw Product gathering system to points on Dynegy's system where same can be either fractionated, stored or delivered into pipelines for transport; and,

        WHEREAS, Dynegy desires to so receive and gather said Raw Product either on Dynegy's East Leg Gathering System or West Leg Gathering System, hereinafter defined as provided herein;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements to be kept and performed by the parties, the parties agree as follows.

1.      DEFINITIONS

        For the purposes of this Agreement, the following terms and expressions shall have the meanings set forth below, unless the context indicates otherwise:

        "AFFILIATE" means, of any Person, a Person Controlling, Controlled by or under common Control with, directly or indirectly, through one or more intermediaries, such Person. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common Control.

        "BARREL" shall mean 42 (U.S.) Gallons.

        "BASE RATE" shall mean a per annum rate of interest equal to the lower of (i) the maximum rate of interest allowed by law or (ii) two percent above the "prime rate" of interest as announced from time to time by Bank One, Chicago, Illinois (or any then current successor thereto).

        "BUSINESS DAY" shall mean a Day on which Federal Reserve member banks in Houston, Texas, are open for business.

        "COMPONENT" shall mean the individual hydrocarbon constituents of Raw Product, including but not limited to: methane, ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and heavier, as well as other non-hydrocarbon components authorized hereunder.

        "CURRENT SUPPLY CONTRACTS" shall mean the contracts under which DLMT, as of the date hereof, is acquiring title and/or control over Raw Product produced at the Plants, which contracts are described in more detail in Exhibit C attached hereto.

        "DAY" OR "DAILY" shall mean a twenty-four (24) hour period commencing 12:00 a.m. Midnight Central Standard or Daylight Savings time, as applicable, and extending until 12:00 a.m. Midnight Central Standard or Daylight Savings time, as applicable, on the following Day.

        "DELIVERY POINT(s)" shall mean the point of interconnection between the tailgate of the respective Plant(s) and the inlet of the Gathering System.

        "EAST LEG GATHERING SYSTEM" shall mean the system of pipes, gathering lines, pumps, valves, controls and all other related equipment and systems owned and/or operated by Dynegy currently utilized to gather Raw Product from the Acadia, CMS LNG, Grand Chenier, Iowa and Lowry Plant(s) and deliver the same to the Redelivery Point located at the Hackberry Storage Facility situated in Cameron Parish, Louisiana, as such system exists as of the Effective Date.

        "EFFECTIVE DATE" shall have the meaning ascribed to it in Section 2.

        "FRACTIONATION AGREEMENT" shall mean that certain Fractionation Agreement between Dynegy and DLMT of even date herewith.

        "GALLON" shall mean one U.S. liquid Gallon, which is the unit of volume used for the purpose of measurement of liquid. One U.S. liquid Gallon contains 231 cubic inches when the liquid is at a temperature of 60 DEG. degrees Fahrenheit and at the vapor pressure of the liquid being measured.

        "GATHERING SYSTEM" shall mean collectively the East Leg Gathering System and West Leg Gathering System.

        "HACKBERRY STORAGE FACILITY" shall mean the underground natural gas liquids storage facility situated in Cameron Parish, Louisiana which is owned and operated by Dynegy.

        "LAKE CHARLES FRACTIONATION FACILITY" or "FRACTIONATOR" shall mean the Fractionation Facility situated in Calcasieu Parish, Louisiana, which is owned and operated by Dynegy for the purpose of fractionating liquid hydrocarbons into specification products.

        "LOSSES" shall mean any and all liabilities, losses, damages, demands, claims, penalties, fines, actions, suits, legal, administrative or arbitration or alternative dispute resolution proceedings, judgments, orders, directives, injunctions, decrees or awards of any jurisdiction, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs).

        "MONTH" OR "MONTHLY" shall mean the period commencing on the first Day of a calendar Month and ending on the last Day of such calendar Month.

        "NEW SUPPLY CONTRACT" shall have the meaning ascribed to it in Section 3.4.

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        "NGL PIPELINE" shall mean that certain bi-directional natural gas liquids pipeline owned by Dynegy NGL Pipeline Company and operated on such owner's behalf by Dynegy for the transportation of NGLs or other products which extends from Rose Bluff, Louisiana to Mont Belvieu, Texas.

        "PLANTS" shall mean the following described gas processing plants which produce volumes of Raw Product which DLMT currently owns and/or controls or in which it may obtain an interest during the term of this Agreement, as same exists as of the Effective Date and any gas processing plants which may in the future be connected to the Gathering System:

           ------------------------------------------------------------------------
           PLANT NAME        LOCATION                              GATHERING SYSTEM
           ------------------------------------------------------------------------
           Acadia            Acadia Parish, Louisiana              East Leg
           ------------------------------------------------------------------------
           Barracuda         Cameron Parish, Louisiana             West Leg
           ------------------------------------------------------------------------
           Cameron           Cameron Parish, Louisiana             West Leg
           ------------------------------------------------------------------------
           CMS LNG           Calcasieu Parish, Louisiana           East Leg
           ------------------------------------------------------------------------
           Dupont SRW        Orange County, Texas                  West Leg
           ------------------------------------------------------------------------
           Grand Chenier     Cameron Parish, Louisiana             East Leg
           ------------------------------------------------------------------------
           Iowa              Jefferson Davis Parish, Louisiana     East Leg
           ------------------------------------------------------------------------
           Lowry             Cameron Parish, Louisiana             East Leg
           ------------------------------------------------------------------------
           Sabine Pass       Cameron Parish, Louisiana             West Leg
           ------------------------------------------------------------------------
           Stingray          Cameron Parish, Louisiana             West Leg
           ------------------------------------------------------------------------

        "PRODUCT STORAGE AGREEMENT" shall mean an agreement of that title, executed simultaneously herewith between DLMT and Dynegy, covering storage of Raw Product and other specification products at Dynegy's Hackberry Storage Facility.

        "RAW PRODUCT" shall mean that mixture of natural gas liquid hydrocarbons recovered from the Plant(s) meeting either the specifications set forth in the Current Supply Contracts, as to volumes delivered thereunder, or the specifications set forth in Exhibit A attached hereto with regard to volumes delivered under New Supply Contracts.

        "REDELIVERY POINTS" shall mean those locations set forth in Exhibit D to this Agreement and such other points agreed to by the Parties for Dynegy to redeliver DLMT's Raw Product gathered hereunder.

        "SPECIFICATIONS" shall mean the specifications for Raw Product set forth in the Current Supply Contracts and any New Supply Contracts entered into in compliance with Section 3.4.

        "SUPPLY CONTRACTS" shall mean the Current Supply Contracts plus any additional contracts under which DLMT is acquiring or in the future may acquire title and/or control over Raw Product for delivery into the Gathering System, provided same are in compliance with the requirements of Section 3.4 below.

        "WEST LEG GATHERING SYSTEM" shall mean the system of pipes, gathering lines, pumps, valves, controls and all other related equipment and systems owned and operated by Dynegy utilized to gather Raw Product from the Barracuda, Cameron, Sabine Pass, Stingray and Dupont SRW Plant(s) and deliver the same to either to the Hackberry Storage Facility, the Lake Charles Fractionator or the Redelivery Point(s) into the NGL Pipeline at locations in the Lake Charles, Louisiana vicinity, as such systems exists as of the Effective Date.

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2.      TERM

        This Agreement shall have a primary term commencing effective January 1, 2002, (the "Effective Date") and ending December 31, 2021 (the "Primary Term") and shall continue in effect Year to Year thereafter; provided however, that either Party shall have the right to terminate this Agreement effective at the end of the Primary Term or any Yearly anniversary thereafter by giving the other Party at least ninety (90) Days prior written notice.

3.      PERFORMANCE

3.1.    DELIVERY AND REDELIVERY OBLIGATIONS

        DLMT hereby commits to the performance of this Agreement and agrees to deliver to Dynegy at the Delivery Point(s), its owned and/or controlled Raw Product produced at the Plant(s) and received by DLMT pursuant to the Supply Contracts. Dynegy agrees to receive all such Raw Product attributable to the Supply Contracts from DLMT at the Delivery Points, gather the Raw Product in the Gathering System and redeliver the Raw Product to DLMT at the Redelivery Point(s), as mutually agreed upon.

3.2.    SUPPLY CONTRACTS

        The Parties acknowledge that DLMT does not own or operate any of the Plants but that DLMT's owned or controlled Raw Product to be delivered under this Agreement is being acquired from third parties pursuant to the Supply Contracts. Dynegy acknowledges receipt and knowledge of the full contents of the Current Supply Contracts, including the specifications for Raw Product to be delivered thereunder, minimum volume receipt obligations, all measurement and testing provisions and provisions regarding the means and manner for physical delivery thereunder.

3.3.    AGENCY DESIGNATION & DUTIES

        DLMT hereby designates Dynegy, for the term of this Agreement, to serve as its agent under the Supply Contracts for the limited purposes of administering the physical receipt, measurement and testing of Raw Products delivered thereunder (the "Product Receipt Services"). Dynegy agrees to perform such Product Receipt Services on behalf of DLMT, for the term of this Agreement, expeditiously and in a good and workmanlike manner; it being understood, however, that Dynegy is not acting as a guarantor of DLMT's performance under the Supply Contracts.

3.4.    ADDITIONAL SUPPLY CONTRACTS

        DLMT may, from time to time hereafter, enter into either: i) additional purchase or exchange contracts with third parties under which it acquires title or control over additional volumes of Raw Product which DLMT wishes to be delivered into the Gathering System for gathering to the Redelivery Points; or ii) amendments, renewals or replacement contracts which materially modify the obligations under any Supply Contracts (collectively referred to as "New Supply Contracts"). In such an instance, Dynegy agrees to accept such additional volumes of Raw Product and to provide all Product Receipt Services for same, provided DLMT complies with the following requirements:

        (a) The specifications of the Raw Product to be delivered under the New Supply Contract are consistent with those set forth in Exhibit A to this Agreement;

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                       "Confidential Treatment Requested"

        (b) If the New Supply Contract requires the addition of a new Delivery Point to the Gathering System, the Parties must first agree on who shall bear the cost of installing the new Delivery Point. Dynegy is not obligated to add any new Delivery Point, expand the capacity of the Gathering System or to accept new volumes of Raw Product at an existing Delivery Point if, in Dynegy's sole opinion, addition of same would have a material adverse effect on i) the operation of the Gathering System, ii) the ability of Dynegy to perform its then existing obligations under this Agreement (including, without limitation, the Product Receipt Services with regard to then existing Supply Contracts) or under any other agreements or iii) the ability of Dynegy to comply with applicable laws then in effect.

        (c)    The New Supply Contract is in a form which either:

                    (1) has been approved by Dynegy with regard to all provisions which could relate to or affect Product Receipt Services, expressly excluding any financial or compensatory provisions therein, which shall be in the sole control and authority of DLMT and which may be kept confidential from Dynegy; or

                    (2) includes provisions substantially identical to the following portions of this Agreement, or complies with the provisions of the following sections which are expressly referenced as being applicable to New Supply Contracts: Section 5.1, applicable provisions of Section 5.3, and all of Section 8.

        (d) Unless approved by Dynegy in advance, the New Supply Contract shall not include: (i) any provisions guarantying a maximum Gathering System inlet pressure; (ii) curtailment provisions which give the delivering party any greater receipt priority rights than normal prorata curtailment; or (iii) any obligations which are in conflict with any receipt obligations under then existing Supply Contracts such that ability to perform under such existing Supply Contracts may be, in Dynegy's sole opinion, materially endangered or restricted.

3.5.    SUPPLY CONTRACT RELATED COSTS

        Should modifications or expansion of the Gathering System be required to enable DLMT to perform its obligations under any New Supply Contracts but Dynegy is not comparably bound under the other terms of this Agreement to make such modifications or expansions, the Parties shall meet to determine who should bear the costs of such modifications or expansions. If the Parties are unable to agree on the appropriate sharing of costs, (i) no modifications or expansions shall be required to be made and (ii) DLMT shall be released from any dedication under this Agreement pertaining to the Plant covered by such New Supply Contract.

4.      GATHERING FEE

  As consideration for the gathering Services provided by Dynegy under this
* Agreement, DLMT shall pay Dynegy an initial gathering fee of [REDACTED] ("Fee") for all Raw Product delivered by DLMT to Dynegy at the Delivery Point(s). This Fee shall be adjusted each Year during the term of this Agreement, beginning January 1, 2003, according to the following formula (such Fee being expressed in cents per Gallon):

*       Fee           =   [REDACTED]

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                       "Confidential Treatment Requested"

*       Where:   A    =   [REDACTED]

               GDP2   =   United States Bureau of Economic Analysis GDP Implicit
                          Price Deflator for the previous calendar quarter.

               GDP1   =   The average of the GDP Implicit Price Deflator for the
                          fourth quarter of the previous calendar year (i.e. for the first adjustment this would be for the last quarter of 2002.

5.      QUALITY, CUSTODY AND MEASUREMENT

5.1. Raw Product delivered hereunder shall be in compliance with the Specifications. Should any of the Plants produce Raw Product not in compliance with the Specifications under the applicable Supply Contract ("Offspec RP"), Dynegy shall advise DLMT of whether it is capable of accepting such Offspec RP and what fees or additional costs would be required to allow acceptance of such Offspec RP.

5.2. Custody of the Raw Product shall transfer to Dynegy at the Delivery Point. DLMT shall arrange for the delivery of the Raw Product to Dynegy at the Delivery Point(s) at a pressure sufficient to enable the Raw Product to enter into the Gathering System.

5.3. Volumes of Raw Product delivered to Dynegy, and determination of the Components contained therein, shall be measured and calculated at each Delivery Point in accordance the measurement and testing procedures set forth in the Supply Contract applicable thereto. With regard to New Supply Contracts or to the extent any applicable standards or procedures are absent from a particular Supply Contract, volumes of Raw Product delivered to Dynegy, and determination of the Components contained therein, shall be measured and calculated at each Delivery Point in accordance the measurement procedures for the type of meter in use at the Delivery Point as set forth in the Exhibit B attached hereto. DLMT shall have the right to witness all such measurements, tests and determinations. As between Dynegy and DLMT hereunder, all Raw Product gains and/or losses across the Gathering System shall be for the account of Dynegy.

6.      BILLING AND PAYMENT

6.1. During the Month following the Month gathering services are provided by Dynegy to DLMT hereunder, Dynegy shall furnish to DLMT an invoice reflecting all applicable fees and charges due under this Agreement and DLMT shall pay to Dynegy via electronic funds transfer, in accordance with instructions provided by Dynegy, the amounts due no later than ten
        (10) Business Days after DLMT's receipt of invoice.

6.2. For payments due under Section 6.1 above, and if the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately succeeding Business Day. Any amounts which remain due and owing after the due date shall bear interest thereon at the Base Rate. If a good faith dispute arises as to the amount payable in any invoice, the amount not in dispute shall be paid. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that the withholding Party is required to pay all or any portion of the disputed amounts to the other Party, in addition to paying over such amounts, the withholding Party shall pay interest accrued on such amounts at the Base Rate from the original due date until paid in full.

7.      TAXES

        Solely as between DLMT and Dynegy, DLMT shall be responsible for the payment of any royalties, overriding royalties and other similar payments due or to become due on the Raw Product, which are subject to this Agreement. Any tax applicable to the production or ownership of the Raw Product or sales or use taxes with respect to the transfer of Raw Product or the services provided by Dynegy hereunder, including but not limited to any sales and/or use tax applicable to stored volumes of Raw Product, shall be borne and paid by DLMT unless such tax is by law imposed upon Dynegy, in which event, such tax shall be paid by Dynegy and reimbursed by DLMT upon receipt of invoice for same. In no event shall DLMT be liable to Dynegy for other taxes due on the account of the services rendered by Dynegy hereunder (including, without limitation, taxes measured by the gross receipts or net income of Dynegy). DLMT shall indemnify and hold Dynegy and its Affiliates, and their respective representatives, harmless from and against any and all Losses arising with respect to the payment of any taxes, royalties, overriding royalties and other payments which are the responsibility of DLMT as set forth above.

8.      INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1.    MUTUAL INDEMNITIES

        As between the Parties, DLMT shall be deemed to be in exclusive control and possession of the Raw Product delivered hereunder until the same shall have been delivered to Dynegy at the Delivery Point(s); and with regard to same, DLMT shall be responsible for any injury or damage caused thereby or for loss of such Raw Product. After receipt of Raw Product by Dynegy at the Delivery Point(s), Dynegy shall be deemed to be in exclusive control and possession of such Raw Product and shall be responsible for any injury or damage caused thereby or for any loss of same. Each Party will indemnify and hold the other Party and its Affiliates, and their respective representatives, harmless from and against any injuries, damages or losses for which such Party is responsible as set forth in this Section 8.1; provided, however, that no Party or its Affiliates, or their respective representatives, shall be indemnified against their own negligence or intentional misconduct or the negligence or intentional misconduct of their own representatives or Affiliates. Solely for the purpose of this Section 8.1, Dynegy and DLMT shall not be deemed Affiliates.

8.2.    LIMITATION OF LIABILITY

        Except as to third party claims covered by the indemnity provisions of
        Section 8.1 above, neither Party shall be responsible or liable to the other Party or its Affiliates, or their respective representatives, for any special, incidental, consequential or punitive damages arising out of this Agreement or any breach hereof, regardless of the causes of same.

9.      FORCE MAJEURE

9.1. In the event either Party hereto is rendered unable, wholly or in part, by reason of Force Majeure to carry out its obligations under this Agreement, upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of such Party, other than the obligation to pay money due hereunder, insofar and only insofar as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; and such cause shall, so far as reasonably possible, be remedied with all reasonable dispatch.

9.2. The term "Force Majeure" shall mean any causes, whether of the kind enumerated herein or otherwise, which are not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome and may include acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, gathering systems, loading facilities, terminals, the Fractionator, or other related facilities, floods, washouts, arrests and restraints of governments (either federal, state, civil or military), civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants (including the Plants), the Fractionator, or lines of pipe, the making of repairs or alterations to any of the foregoing, inability to secure labor or materials, partial or entire failure of wells or gas supply, electric power shortages or outages, and necessity for compliance with any court order, or any law, statute, ordinance, rule, regulation or order promulgated by a governmental authority having or asserting jurisdiction. Such term shall likewise include, in those instances where either Party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies. The term "Force Majeure" shall also include any event of force majeure occurring with respect to the facilities or services of either Party's suppliers, including such Party's affiliates, or customers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or services by such suppliers or customers as a result of an event that would otherwise be defined as Force Majeure hereunder.

9.3. Notwithstanding Section 9.1 above, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the Party (or its Affiliate) having the difficulty.

10.     MISCELLANEOUS

10.1. EXISTING LAWS AND REGULATIONS. This Agreement and the operations hereunder shall be subject to the applicable federal and state laws and the applicable orders, laws, rules and regulations of any state or federal authority having or asserting jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation. The parties shall be entitled to regard all such laws, rules, regulations and orders as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction.

10.2. GOVERNING LAW. This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

10.3. WAIVER. No waiver by either Party of any default under this Agreement or any of the provisions of this Agreement shall be deemed to be a waiver of any future default or any other provision hereof, whether of a like or a different character. No waiver shall be effective unless made in writing and signed by the Party to be charged with such wavier, nor shall such waiver constitute a continuing waiver unless expressly provided by the Party to be charged with such wavier.

10.4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither Party may assign this Agreement, nor any interest herein, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may from time to time (i) designate an Affiliate to perform this Agreement, either in whole or in part, such performance being considered that of the Party hereto, or
        (ii) assign this Agreement to an Affiliate without obtaining the other Party's consent thereto. It is understood, however, that by such designation or assignment, unless the non-assigning Party expressly releases the assigning Party, such assigning Party shall not thereby avoid obligations imposed by the terms and provisions hereof, past, present or future. DLMT agrees that it will not assign or transfer any interest in the volumes of Raw Product dedicated to this Agreement during the term hereof unless such assignment is made subject to this Agreement and any assignee ratifies and adopts this Agreement in writing.

10.5. EXHIBITS. Unless specifically otherwise provided, if any term or condition expressed or implied in any Exhibit to this Agreement conflicts or is at variance with any term or condition of this Agreement, this Agreement shall prevail. All Exhibits as referenced herein are attached hereto and made a part hereof.

10.6. DTPA WAIVER. THE PARTIES CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.42, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED ("DTPA"). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE, THAT, IF THE DTPA IS APPLICABLE, (a) THE PARTIES ARE "BUSINESS CONSUMERS" AS THAT TERM IS DEFINED IN THE DTPA, (b) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, AND (c) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER FROM AND AGAINST ANY AND ALL LOSSES OF OR BY THAT PARTY OR ANY OF ITS SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION SET FORTH IN THIS AGREEMENT.

10.7. HEADINGS, SECTIONS AND EXHIBITS. All references to "Sections" and "Exhibits" herein pertain to the Sections of this Agreement and the Exhibits attached hereto, unless expressly stated otherwise. Headings are for purposes of reference only and shall not be used to construe the meaning of this Agreement.

10.8. PRINCIPLES OF CONSTRUCTION AND INTERPRETATION. In construing this Agreement, the following principles shall be followed:

        (i) no consideration shall be given to the fact or presumption that one Party had a greater or this Agreement;

        (ii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

        (iii) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

        (iv) the plural shall be deemed to include the singular and vice versa, as applicable.

10.9. NOTICES. Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either Party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or facsimile as follows:

        FOR DYNEGY:

        To:        Dynegy Midstream Services, Limited Partnership
                   Attention:   Vice President, Liquids Assets - Eastern Region
                   At:          1000 Louisiana, Suite 5800
                                Houston, Texas 77002-5050
                                Phone: (713) 507-6729
                                Fax:   (713) 507-6575

        FOR DLMT:

        To:              Dynegy Liquids Marketing and Trade
        Attention:       Sr. Vice President
                         At:    1000 Louisiana, Suite 5800
                                Houston, Texas  77002
                                Phone: (713) 507-6450
                                Fax:   (713) 507-3715

        A notice sent by facsimile shall be deemed to have been receive by the close of the first Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U.S. Mail, whether by U. S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the Day upon which its was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance with herewith.

10.10. NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other person whomsoever, it being the intention of the Parties that no third person shall be deemed a third party beneficiary of this Agreement or otherwise have any rights hereunder.

10.11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

10.12. ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both parties that expressly amends this Agreement.

10.13. SETOFFS AND COUNTERCLAIMS. Except as otherwise provided herein, each Party reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which that Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

10.14. NO PARTNERSHIP OR ASSOCIATION. Nothing contained in this Agreement shall be construed to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party.

10.15. NO COMMISSIONS, FEES OR REBATES. Except as expressly authorized by this Agreement, no director, employee or agent of either Party shall give or receive any commission, fee, rebate gift or entertainment of significant cost or value in connection with this Agreement. Any representative or representative(s) authorized by either Party may audit the applicable records of the other Party for the purpose of determining whether there has been compliance with this Section.

10.16. OTHER AGREEMENTS. Simultaneously with the execution of this Agreement, DLMT and Dynegy or its (or their) Affiliate(s) shall execute the Product Storage Agreement and the Fractionation Agreement of even date herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and

DYNEGY:
DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP

By:   Dynegy Midstream G.P., Inc., its general partner

By:
      --------------------------------------------

Name:
      --------------------------------------------

Title:
      --------------------------------------------

DLMT:
DYNEGY LIQUIDS MARKETING AND TRADE

By:
      --------------------------------------------

Name:
      --------------------------------------------

Title:
      --------------------------------------------

                                    EXHIBIT A
                     TO THE RAW PRODUCT GATHERING AGREEMENT

                           RAW PRODUCT SPECIFICATIONS

(a) The Raw Product delivered to Dynegy at the Delivery Point shall contain no solid materials or free water at 60 DEG. F.

(b) Total sulfur content shall not exceed 30 ppm by weight to be determined by ASTM-D-2784.

(c) The hydrogen sulfide content shall not exceed 1.5 ppm by weight, and the corrosiveness of the Raw Product shall not exceed "1" (cooper strip) as given in ASTM-D-1838.

(d) The Raw Product shall not contain in excess of 1.0 liquid volume percent carbon dioxide in the untreated ethane (ethane Component including all carbon dioxide) at any time nor exceed 35 hundredths (0.35) liquid volume percent carbon dioxide in the untreated ethane (ethane Component including all carbon dioxide) when averaged over any given Month.

(e) The Raw Product shall not contain in excess of 1.5 liquid volume percent methane and inerts of the ethane Component.

(f) The Raw Product color shall have a minimum Saybolt Number of +25 as determined by ASTM-D-156.

(g) The maximum product end point at 14.7 psia shall not exceed 375 DEG. F as determined by distillation pursuant to ASTM-D-216. The distillation and color test are to be run on that portion of the mixture having a boiling point of 70 DEG. F and above and at atmospheric pressure.

(h) DLMT shall not deliver Raw Product at temperatures in excess of 100 DEG. F or less than 60 DEG. F.

(i)     The Raw Product shall not contain more than 1 ppm fluorides.

(j)     The Raw Product shall not contain more than 1 ppm carbonyl sulfide
        (COS).

Exhibit A                                                                 Page 1

                                    EXHIBIT B
                     TO THE RAW PRODUCT GATHERING AGREEMENT

                 PART I: MEASUREMENT PROTOCOL - CORIOLIS METERS

A.      GENERAL

1. UNIT OF MEASUREMENT: The unit of measurement of the Raw Product stream shall be one (1) Pound mass.

2. DESIGN PRESSURE: The Delivery Point custody measurement station shall be capable of measuring the volume of Raw Product delivered hereunder at pressures up to 1440 pig or at a pressure as later amended.

3. FLOW METERING: The custody measurement station shall be designed, operated, tested, and maintained and the mass of hydrocarbon streams calculated in accordance with the latest edition of Gas Processors Association ("GPA") Standard 8182 and the appropriate parts of the American Petroleum Institute Manual of Petroleum Measurement Standards (hereinafter referred to as "MPMS"). The custody measurement station will, in Dynegy's sole discretion, be comprised of: a coriolis meter, composite sampler and microprocessor; or a turbine meter, densitometer, composite sampler and microprocessor; or an orifice meter, densitometer, composite sampler and microprocessor.

4.      DELIVERY POINT: As set forth in Section 1, DEFINITIONS, of the Agreement

5. FLOW METER CALIBRATION: All calibrations, adjustments and calculations shall be adjusted to Standard Conditions. Standard Conditions shall mean 60 DEG. degrees Fahrenheit and the equilibrium vapor pressure of the Raw Product being measured. All flow measurement will be made utilizing temperature and pressure at flowing line conditions.

6. ACCESS TO EQUIPMENT: DLMT, or its representative, shall have access at all reasonable times to the equipment of Dynegy's custody measurement station, or that of Dynegy's designees, but the reading, calibrating and adjusting thereof shall be done by the employees, agents, representatives or designees of Dynegy. Similarly, Dynegy shall have access at all reasonable times to the equipment of DLMT's check measurement stations, but the reading, calibrating, and adjusting thereof shall be done by the employees, agents or representatives of DLMT.

7. METER TICKET: A meter ticket will be generated for the Delivery Point above each Day. The billing period is from 07:00 hours on the first Day of each Month to 07:00 hours on the first Day of the following Month.

8. REVIEW OF MEASUREMENT DATA: Dynegy's and DLMT's personnel shall exchange measurement data on a timely basis in order to detect measurement discrepancies as they arise. In the event that Dynegy and DLMT measurement differ more than one (1) percent for two (2) or more Days in succession, both metering facilities will be examined and calibrated to determine whether or not either or both metering facilities are conforming to good measurement practice and/or operation.

9. FLOW METER PROVING FREQUENCY: On a scheduled Day of each Month, or at other mutually agreeable intervals, Dynegy or Dynegy's designee shall test and verify the accuracy of its measurement equipment in accordance with the appropriate referenced standards. Dynegy or its designee shall give DLMT notice of the date and time of each test sufficiently in advance (48 hours minimum) to permit DLMT to have a

Exhibit B                                                                 Page 1
representative present to witness such test result. Calibration records of either Dynegy's or DLMT's measurement equipment shall be available for review by either Party.

10. CERTIFICATION OF TEST EQUIPMENT: Certification and calibration records of Dynegy and DLMT's applicable test equipment shall be maintained and made available for review by either Party.

11. SPECIAL TESTS: Either Party to this Agreement may also request a special test of any measurement equipment at its cost and expense. In such event, the Parties shall cooperate to secure prompt verification of accuracy of the equipment.

B.      MASS MEASUREMENT CALCULATIONS

1. RAW PRODUCT: The quantity shall be determined by mass measurement procedures in accordance with MPMS and GPA standards and/or procedures agreed to by both Parties.

2. CORIOLIS METER: Coriolis meters will be installed, operated, maintained and calibrated according to the latest edition of the API Draft Standard Measurement of Fluids by Coriolis Meters (when issued) and manufacturers recommendations.

3. DENSITOMETER: Where installed, the flowing density of the stream shall be determined by the continuous use of a densitometer of standard make installed in accordance with MPMS Chapter 14.6 and the manufacturer's recommendations and operated so that the instrument will properly measure the density of the fluid at flowing pressure and temperature.

4. TIME BASIS: Mass measurement shall be calculated on a daily basis by determining the necessary readings at the designated time on one Day and those same readings at the designated time on the previous Day.

5. CONVERT MASS TO GALLONS: If required by either Dynegy or DLMT, the determined mass shall be converted to Gallons at Standard Conditions in accordance with GPA 8173, latest edition, using weight-in-vacuum factors from GPA Standard 2145, latest edition.

C.      DENSITOMETER PROVING

1. PROVING FREQUENCY: The accuracy of the densitometer shall be verified Monthly by calibrating and proving the instrument in accordance with MPMS Chapter 14.6 and the manufacturer's recommendations.

2. DENSITOMETER CORRECTION FACTOR: Two (2) provings shall be performed to establish the densitometer correction factor. The average of the two- (2) provings shall be taken as the densitometer correction factor if the two- (2) provings have a repeatability tolerance not greater than 0.05 percent.

3. DEVIATION REQUIREMENTS: See "Meter and Densitometer Factor or Orifice Calibration Deviation," Section D below.

D.      METER AND DENSITOMETER FACTOR OR ORIFICE CALIBRATION DEVIATION

1.      ORIFICE METER CALIBRATIONS: All the orifice meter instrumentation
(DP, PT, TT and chart recorders (if applicable) shall be calibrated and the orifice plate inspected at the beginning of the delivery and a minimum of every thirty (30) Days during the delivery. Necessary repairs to the metering equipment and replacement

Exhibit B                                                                 Page 2
of the orifice plate shall be made when the equipment does not meet the required standards provided in the appropriate MPMS manual, latest edition.

2. ERRORS LESS THAN 0.25%: If the meter factor, densitometer factor or orifice meter calibration deviates less than +/- 0.25% from one scheduled proving to the next, the effective date of the new factor shall be the date of the proving and shall remain in effect until the next proving.

3. ERRORS MORE THAN 0.25% AND LESS THAN 0.50%: If the meter factor, densitometer factor or orifice meter calibration deviates more than +/- 0.25%, but less than +/- 0.50%, then the effective date of the new factor shall be the date on which an event occurred which is known to have changed the factor, or if such date is not known, then the effective date is determined as defined in "Volume Corrections", Section E below. If the factor deviation falls between +/- 0.25% and +/- 0.50%, then it shall be the decision of the concerned field Parties as to the scope and corrective action taken, if any.

4. ERRORS MORE THAN 0.50%: Any deviation greater than+/-0.50% is not acceptable, and immediate steps shall be taken to effect the required maintenance or repairs.

E.      VOLUME CORRECTIONS

If, upon calibration tests, the meter does not meet requirements given, then any previous recording of such equipment shall be corrected for any period which is known or agreed upon, but in case the period is not known or agreed upon, such correction shall apply to one-half (1/2) the total volume measured since the date of the last calibration (proving). However, this correction shall not exceed sixteen (16) Days.

F.      SAMPLING AND ANALYSIS

1. DELIVERY POINT: A composite sample of the Raw Product shall be taken at the Delivery Point Monthly or more frequently, if required, and used with the mass calculation to determine a "Raw Product delivery in volume" (if applicable). The subject volume calculation shall be based upon a temperature of 60 DEG. degrees F and the equilibrium vapor pressure of the Raw Product.

2. COMPOSITE SAMPLER: An automatic continuous sampler shall be installed and used at the Delivery Point or at other mutually agreeable point in accordance with the following requirements:

        a. OPERATOR: Dynegy or its designee shall operate the sampling equipment.

        b. SAMPLE BASIS: The sampling equipment shall be designed to accumulate a representative sample proportional to the flow of the Raw Product passing through the measurement station.

        c. MIXING DEVICE: The sampling equipment shall be equipped with mixing facilities to eliminate any stratification.

        d. SAMPLING METHOD: All sampling shall be in accordance with GPA Standard 2174, latest edition.

3. RAW PRODUCT ANALYSIS: Raw Product analysis shall be in accordance with "Analysis of Demethanized Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Gas Chromatography", GPA Standard 2177, latest edition.

Exhibit B                                                                 Page 3

4. CHECK SAMPLE AND REFEREE: Check samples will be collected on the same schedule as the custody samples. Analysis of these samples will be optional based on the outcome of the custody sample analysis settlement.

5. UNAVAILABLE SAMPLE: In the event that a sample is not available for a particular Month, the Parties shall determine an analysis based on the most recent mutually accepted data.

G.      CORRECTION OF ERRORS

Measuring equipment found to be registering inaccurately or out of service should be adjusted to read accurately and/or placed in service immediately. For any error not known or agreed upon for the period in which the meter was inaccurate or out of service, the volume of the stream shall be estimated by use of any of the following or other methods which shall be mutually agreed upon by the Parties:

        a. In the event that only one of the metering facilities is found to have had a significant defect in performance, the other measuring facility will be the agreed upon billing basis for that billing period.

        b. If it is determined that both of the measuring installations experienced significant defects in performance, billing for the period in question shall be based upon such data as Dynegy and DLMT shall find mutually acceptable.

H.      TECHNICAL PUBLICATIONS

1. Revisions to such MPMS and GPA publications shall apply to computations and operation of measurement stations but shall not be construed to require major modifications to, or replacement of, said equipment.

2. Following is the current list of publications referenced in this Exhibit.

        a. API MANUAL OF PETROLEUM MEASUREMENT STANDARDS (MPMS), AMERICAN PETROLEUM INSTITUTE, WASHINGTON, D.C.:

               (1)    Chapter 1, Vocabulary, Second Edition, July 1994

               (2) Chapter 4, Proving Systems, Section 2, Conventional Pipe Provers, First Edition, October 1988, Reaffirmed October 1993

               (3) Chapter 4, Proving Systems, Section 3, Small Volume Provers, First Edition, July 1988, Reaffirmed October 1993

               (4) Chapter 5, Metering, Section 3, Measurement of Hydrocarbon Liquids by Turbine Meters, Second Edition, November 1987, Reaffirmed October 1992

               (5) Chapter 5, Metering, Section 4, Accessory Equipment for Liquid Meters, Second Edition, November 1987, Reaffirmed October 1992

               (6) Chapter 14, Natural Gas Fluids Measurement, Section 6, Continuous Density Measurement, Second Edition, April 1991

Exhibit B                                                                 Page 4

               (7) Chapter 14, Natural Gas Fluids Measurement, Section 3, Concentric Square-Edged Orifice Meters. Parts 1, 2, 3 and 4

               (8) API Draft Standard, Measurement of Fluids by Coriolis Meters, pending issue.

        b.     STANDARDS OF THE GAS PROCESSORS ASSOCIATION (GPA), TULSA,
               OKLAHOMA:

               (1) GPA Standard 8182-95, Standard for Mass Measurement of Natural Gas Liquids

               (2) GPA Standard 8173-94, Method for Converting Mass Natural Gas Liquids and Vapors to English Liquid Volumes

               (3) GPA Standard 2145-2000, Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas

               (4) GPA Standard 2174-93, Obtaining Liquid Hydrocarbon Samples for Analysis by Gas Chromatography

               (5) GPA Standard 2186-95, Tentative Method for the Extended Analysis of Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Temperature Programmed Gas Chromatography

               (6) GPA Standard 2177-95, Analysis of Demethanized Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Gas Chromatography

               (7) GPA Technical Publication TP-16, Composite Pressure and Temperature Volume Correction Factor Table for Liquified Petroleum Gas (LPG) and Natural Gasoline

               (8) GPA Technical Publication TP-17, Table of Physical Properties of Hydrocarbons for Extended Analysis of Natural Gases

Exhibit B                                                                 Page 5

                 PART II: MEASUREMENT PROTOCOL - TURBINE METERS

                          CUSTODY TRANSFER MEASUREMENT
                                 TURBINE METERS

1.      GENERAL

        (A) Installation, operation, testing and maintenance of primary measurement elements, recording devices, sampling equipment and data transmission equipment and analysis of samples shall be in accordance with the latest edition of the API Manual of Petroleum Measurement Standards (API MPMS) and Gas Processors Association
               (GPA) standards. Industry standards and publications referenced in this Exhibit shall mean the latest revision. A detailed list of standards and publications is provided at the end of this Exhibit.

        (B) MEASUREMENT BASIS. The quantity of Raw Product measured at the Delivery Point shall be calculated by mass measurement techniques.

        (C) LIMITATION TO REVISIONS. Revisions to such API MPMS and GPA standards and publications shall apply to computations and operation of measurement stations but shall not be construed to require major modifications to, or replacement of, said equipment.

        (D) FLOW METERING. The custody measurement station will be comprised of a turbine meter, densitometer, composite sampler and microprocessor.

2.      RESPONSIBILITY

        (A) CUSTODY TRANSFER POINT. The point of custody transfer for Raw Product shall be the meter station at the Delivery Point.

        (B) CUSTODY TRANSFER PARTY. Dynegy will measure and account for the mass, volume and quality of the Raw Product received at the Delivery Point.

        (C) CHECK MEASUREMENT. Either Party may install check measurement facilities at its own cost and expense as long as the check measurement facilities do not interfere with the custody transfer meter and equipment.

        (D) DIVISION OF RESPONSIBILITY. DLMT, or its representative, shall have access at all reasonable times to the equipment of Dynegy's custody measurement station, or that of Dynegy's designees, but the reading, calibrating and adjusting thereof shall be done by the employees, agents, representatives or designees of Dynegy. Similarly, Dynegy shall have access at all reasonable times to the equipment of DLMT's check measurement stations, but the reading, calibrating, and adjusting thereof shall be done by the employees, agents or representatives of DLMT.

3.      EQUIPMENT

        (A) DESIGN PRESSURE. The Delivery Point custody measurement station shall be capable of measuring Raw Product delivered hereunder at pressures up to 1,440 psig.

Exhibit B                                                                 Page 6

        (B) MICROPROCESSOR. The measurement station shall include a microprocessor meeting the requirements of API MPMS Chapter 21.2 and capable of continuously integrating gross metered volumes from the volumetric meter with flowing density from the densitometer and reporting in gross Pounds and gross Barrels (or Gallons).

        (C) SAMPLE AND COMPOSITION. The metering facility for Raw Product at the Delivery Point shall include an automatic sampling device to obtain a representative sample of the Raw Product in accordance with GPA Standard 2174. The sampling device will extract a sample in proportion to the metered quantity. The sample of the liquids shall be secured throughout the entire metering period. The volume of the sample will be at a minimum 600cc in order that each Party may have enough volume to run its own analysis if DLMT elects to run a separate analysis. If DLMT elects to run its own analysis, same shall be at DLMT's sole cost and expense and DLMT will be responsible for picking up Dynegy's sample cylinder at Dynegy's Sulphur, Louisiana offices, and returning the cylinder to Dynegy within 14 calendar days of pick-up.

        (D) QUANTITY. The equipment used in the meter station shall conform to the following standards and publications.

               1. TURBINE METER(s) shall be installed and operated in accordance with API MPMS Chapter 5 and manufacturer's recommendations.

               2. DENSITOMETER(s) shall be installed and operated in accordance with API MPMS Chapter 14, Section 6 and manufacturer's recommendations.

4.      OPERATION

        (A) FLOW METER BACKPRESSURE. The metering backpressure will be a minimum of the sum of 1.25 times the stream bubble point pressure at flowing temperature plus two times the differential pressure across the meter at flowing conditions.

        (B) DENSITOMETER. The densitometer will measure density in grams per cubic centimeter at flowing conditions.

        (C) SAMPLING. At the end of each metering period, one (1) representative sample will be withdrawn from the automatic sampling device utilizing a floating piston cylinder in accordance with GPA Standard 2174. After emptying the automatic sampling device of any remaining liquids, Dynegy will re-service the sampler and return it to service. DLMT's representative may witness the withdrawing of the liquid sample. After laboratory analysis, the remaining sample in the sample cylinder will be discarded at the expiration of the fourteen (14) Day objection period specified in Paragraph 7(A) of this Exhibit, Objections and Challenges.

5.      PROVING & CALIBRATION

        (A) PRESSURE AND TEMPERATURE DEVICES. Instrumentation including static pressure, temperature and any chart recorders shall be calibrated at the beginning of the delivery and at least Monthly during the delivery period. Instrument calibration and repairs shall be made when the test results exceed the tolerances specified in the appropriate API MPMS standard.

Exhibit B                                                                 Page 7

        (B) QUANTITY DEVICES. The flow and density meter(s) will be proven no less frequently than once each Month during the delivery period. Dynegy will prove the meter(s) at the metering station and will give DLMT forty-eight (48) hours notice of the intent and time to prove so that representatives of DLMT can be present.

               1. TURBINE. Five (5) consecutive calibration tests shall be performed to establish the meter correction factor applicable for turbine meters. Each calibration test shall consist of the total pulses obtained from a proof run. The determined meter correction factor thus obtained shall be applied to the Daily registered meter reading. The average of the five (5) calibration tests shall be taken as the meter correction factor for the meter if the five (5) calibration tests are within 0.05% of each other. The meter correction factor shall be established at flowing conditions in accordance with API MPMS, Chapter 4. The meter proving data shall be delivered to DLMT on a meter proving report. A turbine meter element shall not be removed from service for maintenance without first proving such meter. The meter correction factor so determined shall be used in accordance with Paragraph 8(A), of this Exhibit, FACTOR DEVIATION.

               2. DENSITOMETER. The accuracy of the densitometer shall be verified Monthly by calibrating and proving the instrument in accordance with the API MPMS Chapter 14, Section 6 and the manufacturer's recommendations. Two (2) provings shall be performed to establish the densitometer correction factor. The determined densitometer correction factor thus obtained shall be applied to the Daily registered meter reading. The average of the two provings shall be taken as the densitometer correction factor if the two provings are within 0.05% of each other. A densitometer shall not be removed from service for maintenance without first proving such densitometer. The densitometer correction factor so determined shall be used in accordance with Paragraph 8(A), of this Exhibit, FACTOR DEVIATION.

        (C) UNSCHEDULED CALIBRATIONS. Either Party may ask for an unscheduled flow meter or densitometer calibration at any time. The Party requesting the unscheduled proving shall bear the expense of the special proving if the correction factor deviates less than 0.25% from the previous factor. However, in order to have a meter ticket adjustment, the Parties shall follow the procedures in Paragraph 7 of this Exhibit, Objections and Challenges.

6.      CALCULATION

        (A)    MASS MEASUREMENT.

               1. QUANTITY. The quantity of Raw Product measured at the Delivery Point shall be calculated by mass measurement procedures in accordance with API MPMS and GPA standards. The determined mass in Pounds shall be converted to Barrels (or Gallons) at standard conditions by applying the analysis of the composite sample to the flow period in accordance with GPA Standard 8173 using weight-in-vacuum factors from GPA Standard 2145.

               2. ANALYSIS. Samples of Raw Product will be analyzed by a laboratory mutually agreeable to the Parties using gas chromatography methods in accordance with GPA Standard 2177. The composition of the representative sample of Raw Product for each metering period shall be applied to the quantity measured during the period

Exhibit B                                                                 Page 8
                      covered by the sample. The molecular (mole) percentage values of nitrogen, carbon dioxide and natural gas hydrocarbons C(1) through C(6)+ or C(7)+ shall be determined. Raw Product analysis shall be in accordance with "Analysis of Demethanized Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Gas Chromatography", GPA Standard 2177, latest edition.

                      a) GPA 2145 CONSTANTS. The conversion constants for
                         nitrogen, carbon dioxide, propylene and C(1) through C(5) shall be in accordance with GPA Standard 2145.

                      b) HEXANE AND HEAVIER CHARACTERIZATION. Where hexane and
                         heavier components are present, the individual components of C(6)+ or C(7)+ shall be analyzed and used to determine the weighted average molecular weight and density of the hydrocarbons from a representative sample. GPA Standard 2186 shall be used for extended analysis to quantify C(6)+ or C(7)+ composition. Physical constants contained in GPA Technical Publication TP-17 shall be used in the calculation of the averages. The average determination shall be made at least once during each calendar quarter during the delivery period.

7.      OBJECTIONS AND CHALLENGES

        (A) ANALYSIS. Either DLMT or Dynegy, within fourteen (14) Days after the end of the measurement period, may challenge the analysis by submitting a written objection to the other Party. If Dynegy and DLMT cannot agree on the analysis for a measurement period, the remaining portion of the sample shall be sent to a mutually agreeable outside laboratory for analysis and that analysis utilized for the measurement period. Charges for such referee analysis shall be borne by the Party requesting the referee analysis, if the referee analysis indicates the original analysis is within tolerances specified in the appropriate GPA standard. If there is no sample available for analysis, Dynegy and DLMT shall follow the procedures in Paragraph 8(C) of this Exhibit.

        (B) VOLUME AND/OR MASS. Either DLMT or Dynegy, within one Month after the end of the measurement period, may challenge the ticketed volume and/or mass by submitting a written objection to the other Party. Using the methods described in Paragraph 8(D) of this Exhibit, the Parties may agree to a volume, an average temperature, an average pressure, and/or an average density during the time of the measurement disagreement, and the meter ticket may be adjusted according to Paragraph 8(B) of this Exhibit. If the Parties cannot agree, either Party may ask for an unscheduled flow meter or densitometer calibration and the meter ticket may be adjusted according to Paragraph 8(B).

8.      ERROR CORRECTION

        (A)    FACTOR DEVIATION.

               1. LESS THAN +/- 0.25%. If the meter or densitometer correction factor deviates less than +/-0.25% from one scheduled proving to the next, the effective date of the correction factor shall be the date of the proving and shall remain in effect until the next proving.

               2. MORE THAN +/- 0.25%. If the meter or densitometer correction factor deviates more than +/-0.25% corrective action may need to be performed on the meter. It shall be

Exhibit B                                                                 Page 9
                      the decision of the Dynegy and DLMT as to the scope of any corrective action to be taken, if any. The effective date of the new correction factor shall be the date on which an event occurred which is known to have changed the correction factor, or if such date is not known, then the affected metering period is determined in accordance with Paragraph (B) of this Exhibit.

               3. MORE THAN +/- 0.50%. Should the new meter correction factor deviate more than +/- 0.50%, Dynegy shall proceed with diligence to effect maintenance, repair or replacement of the meter. A new turbine element will not be proved before a 24-hour break-in period. The proving after the break-in period will provide the meter correction factor which will be effective the date of the new element installation. This factor will be used until the next scheduled proving.

        (B) MASS & VOLUME. If, upon calibration or proving, the meter does not meet requirements given, then any previous recording of such equipment shall be corrected for any period which is known or agreed upon, but in case the period is not known or agreed upon, such correction shall apply to one-half (1/2) the total volume measured since the date of the last calibration (proving). However, this correction shall not exceed one Month.

        (C) ANALYSIS. If the sampler should fail or is out of service, or the analysis is not representative of the liquid metered at the custody transfer station, Dynegy and DLMT shall agree on a composition determined from one of the following methods in the order stated:

               1. By using the sample from properly operating check measuring equipment; or

               2. By using the composition of the most recent accurate and representative sample; or

               3. By using the composition from on-line gas chromatograph equipment used for the Acadia Plant control after first determining the bias between it and the results from mutually agreed upon laboratory; or

               4.     Alternatively, by agreement of Dynegy and DLMT.

        (D) ERROR RESOLUTION. If the meter should fail or is out of service, the quantity for the measurement period while the meter is out of service will be determined by the following methods in the order stated:

               1. By using data recorded by any properly operating check measuring equipment; or

               2. By correcting the error if the percentage of error can be ascertained by calibration test or calculation; or

               3. By comparison with deliveries during earlier periods under similar conditions when the meter was registering accurately; or

               4.     Alternatively, by agreement of Dynegy and DLMT.

Exhibit B                                                                Page 10

9.      TECHNICAL PUBLICATIONS

        (A) API Manual of Petroleum Measurement Standards (MPMS), American Petroleum Institute, Washington, D.C.:

               1.     Chapter 1, Vocabulary, Second Edition, July 1994

               2. Chapter 4, Proving Systems, Section 2, Conventional Pipe Provers, First Edition, October 1988, Reaffirmed October 1993

               3. Chapter 4, Proving Systems, Section 3, Small Volume Provers, First Edition, July 1988, Reaffirmed October 1993

               4. Chapter 5, Metering, Section 3, Measurement of Hydrocarbon Liquids by Turbine Meters, Second Edition, November 1987, Reaffirmed October 1992

               5. Chapter 5, Metering, Section 4, Accessory Equipment for Liquid Meters, Second Edition, November 1987, Reaffirmed October 1992

               6. Chapter 14, Natural Gas Fluids Measurement, Section 3, Concentric Square-Edged Orifice Meters. Parts 1, 2, 3 and 4

               7. Chapter 14, Natural Gas Fluids Measurement, Section 6, Continuous Density Measurement, Second Edition, April 1991

               8. API Draft Standard, Measurement of Fluids by Coriolis Meters, pending issue.

        (B)    Standards of the Gas Processors Association (GPA), Tulsa,
               Oklahoma:

               1. GPA Standard 2145-2000 Revision 2, Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas

               2. GPA Standard 2174-93, Obtaining Liquid Hydrocarbon Samples for Analysis by Gas Chromatography

               3. GPA Standard 2177-95, Analysis of Demethanized Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Gas Chromatography

               4. GPA Standard 2186-95, Tentative Method for the Extended Analysis of Hydrocarbon Liquid Mixtures Containing Nitrogen and Carbon Dioxide by Temperature Programmed Gas Chromatography

               5. GPA Standard 8173-94, Method for Converting Mass Natural Gas Liquids and Vapors to English Liquid Volumes

               6. GPA Standard 8182-95, Standard for Mass Measurement of Natural Gas Liquids

               7. GPA Technical Publication TP-16, Composite Pressure and Temperature Volume Correction Factor Table for Liquefied Petroleum Gas (LPG) and Natural Gasoline

Exhibit B                                                                Page 11

               8. GPA Technical Publication TP-17, Table of Physical Properties of Hydrocarbons for Extended Analysis of Natural Gases

               9. GPA Technical Publication TP-25, Temperature Correction for the Volume of Light Hydrocarbons, Tables 24E and 23E.

Exhibit B                                                                Page 12

                                    EXHIBIT C
                     TO THE RAW PRODUCT GATHERING AGREEMENT

                            CURRENT SUPPLY CONTRACTS

1. Exchange Agreement dated June 2, 2000, and effective May 1, 2000, between Duke Energy NGL Services, Inc. and DLMT (as successor to Dynegy Midstream Services, Limited Partnership). (IOWA Plant)

2. Hydrocarbon Exchange Agreement dated October 1, 1991, between BP NGL, successor in interest to Vastar Resources Inc. and ARCO Oil and Gas Company, and DLMT (as successor to Dynegy Midstream Services, Limited Partnership, successor in interest to Warren NGL Inc. and Trident NGL, Inc.), as amended. (Grand Chenier Plant)

3. Exchange Agreement effective November 1, 1996 between Williams Field Services Company and DLMT (as successor to Dynegy Midstream Services, Limited Partnership, successor in interest to Warren NGL Inc.), as amended. (Cameron Plant)

4. Exchange Agreement dated December 19, 2001 and effective January 1, 2002 between El Paso Field Operations Company and DLMT (Sabine Pass Plant)

5. Hydrocarbon Exchange Agreement effective February 1, 2001 between Conoco Inc. and DLMT (as successor to Dynegy Midstream Services, Limited Partnership). (Acadia Plant)

6. Hydrocarbon Exchange Agreement effective November 1, 2000 between CMS Marketing, Services, and Trading Company and DLMT (as successor to Dynegy Midstream Services, Limited Partnership). (CMS Field Services Lake Charles Plant)

Exhibit C                                                                 Page 1

                                    EXHIBIT D
                     TO THE RAW PRODUCT GATHERING AGREEMENT

                                REDELIVERY POINTS

1. The inlet connections between the Gathering System and the Lake Charles Fractionator.

2. The inlet connections for Raw Product delivery from the Gathering System into the Hackberry Storage Facility.

3. Interconnect between the Gathering System and the NGL Pipeline near Rose Bluff, Louisiana.

4. Interconnect between the West Leg Gathering System and Citgo's Lakemont pipeline.

5. Morse/El Paso Interconnect (New interconnect to be located near Morse, Louisiana, which is to be installed pursuant to agreement between DLMT and El Paso Field Operations Company ("El Paso") for delivery of Raw Product under a DLMT exchange agreement with El Paso effective
        January 1, 2002).

Exhibit D                                                                 Page 1